Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*         Stephen F.X. O'Neill**    ____________________
Leslie L. Kapusianyk**   Michael H. Taylor**       Preston R. Brewer***

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500
Las Vegas, Nevada 89102

September 15, 2000

First Cypress Technologies, Inc.
#3362 - 349 West Georgia Street
Vancouver, British Columbia V6B 3Y3
Attention: Robert Rosner, President

Re: First Cypress Technologies, Inc. Registration Statement on
Form SB-2

Dear Mr. Rosner:

We have acted as counsel for First Cypress Technologies, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, Prospectus and the exhibits attached thereto dated September 15, 2000; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


   *Licensed Nevada, California, Washington and Hawaii State Bars
         ** British Columbia Bar only; ***California Bar only

First Cypress Technologies, Inc.
September 15, 2000
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


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